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                                                                    EXHIBIT 3(B)

                      Sutherland, Asbill & Brennan, L.L.P.
                          1275 Pennsylvania Avenue, NW
                           Washington, DC 20004-2404


Tel: (202) 383-0100
Fax: (202) 637-3593


                                 April 21, 1997


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

Gentlemen:


We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 11 to Form S-6 for Farm Bureau Life Variable Account (File No. 33-12789). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          Very truly yours,


                                          SUTHERLAND, ASBILL & BRENNAN, L.L.P.


                                          By: /s/ STEPHEN E. ROTH
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                                             Stephen E. Roth